UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2025

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BRN	NYSE American
Common Stock Purchase Rights	N/A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2025, the Board of Directors (the “Board”) of Barnwell Industries, Inc. (the “Company”), in connection with its previously disclosed private placement offering (the “Offering”) and pursuant to the Company’s Amended and Restated Bylaws, increased the number of authorized directors of the Board from five to six and effective on the closing of the Offering on November 28, 2025 (the “Closing”), appointed Joshua E. Schechter to serve as a member of the Board.  As previously disclosed, pursuant to the terms of the securities purchase agreement (the “Purchase Agreement”) between the Company and the investors listed therein (the “Purchasers”) relating to the Offering, one of the Purchasers, Mr. Bradley L. Radoff, was granted the right to appoint a director to the Board following the Closing.  Accordingly, Mr. Schechter’s appointment to the Board became effecting upon the Closing.  Mr. Schechter will hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. Mr. Schechter has not been appointed to any committee of the Board.

Mr. Schechter serves as a director and chairman of the board of Pursuit Attractions and Hospitality, Inc. and Lifecore Biomedical, Inc. Mr. Schechter served as a director of Bed Bath & Beyond Inc. (formerly NASDAQ: BBBY), a retailer of domestic merchandise and home furnishings, from May 2019 through June 2023, as well as a member of its Audit Committee. Mr. Schechter earned a Master of Public Administration in Professional Accounting and a Bachelor of Business Administration from The University of Texas at Austin.

No family relationship exists between Mr. Schechter and any of the Company’s directors or executive officers. Other than Mr. Radoff’s right to appoint a director pursuant to the terms of Purchase Agreement arrangement described above, there are no other arrangements or understandings between Mr. Schechter and any other person pursuant to which Mr. Schechter was appointed as a member of the Board nor are there any transactions to which the Company is or was a participant and in which Mr. Schechter had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2025

BARNWELL INDUSTRIES, INC.

	By:	/s/ Alexander C. Kinzler
		Name:	Alexander C. Kinzler
		Title:	Secretary